                                                                    Exhibit 10.1



                                    SUBLEASE

         This SUBLEASE is made as of __March 16_________, 2004, by and between ANTIGENICS INC. ("Sublessor"), f/k/a Aquila Biopharamaceuticals, Inc., a Massachusetts corporation having a place of business at 3 Forbes Road, Lexington, Massachusetts 02421, and PP Manufacturing Corporation ("Sublessee"), a Delaware corporation having a place of business at 175 Crossing Boulevard, Framingham, Massachusetts 01702 and which is a wholly owned subsidiary of VIRBAC S.A., a French corporation.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to that Lease dated as of September 19, 1997 between NDNE 9/90 Corporate Center LLC, as landlord ("Prime Lessor") and Sublessor, as tenant (as amended, the "Prime Lease"), a true and complete copy of which is attached hereto as EXHIBIT A, Sublessor leases approximately 41,020 rentable square feet of floor space on the first, second and third floors of the building known as and numbered 175 Crossing Boulevard, Framingham, Massachusetts (the "Building") all as more particularly described in the Prime Lease (the "Premises"); and

         WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor, and Sublessor is willing to sublease the same, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         1. Sublease of Premises. For the rent and upon the terms and conditions herein set forth, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, 21,132 rentable square feet of floor space on the first and second floors of the Building (the "Subleased Premises" as shown on EXHIBIT B attached hereto and made a part hereof. Sublessor shall have the right (which shall be personal to it and its employees) from time to time to access, occupy and use as an invitee of Sublesee the R&D Office No. 252 (the "R&D Office") for a period from the date hereof until April 2, 2004; provided, however, that such access, occupancy and use of the R&D Office and such access through the Access Passage, (i) may only occur during regular business hours, except in the event of an emergency, (ii) shall be subject to the reasonable rules and regulations of Sublessee (including, without limitation, any security and identification requirements) and (iii) may not unreasonably interfere with Sublessee's use and occupation of the Subleased Premises or the conduct of its business therein. Sublessor hereby agrees to indemnify and hold harmless Sublessee from and against all claims, damages, losses, liabilities, costs and expenses, including, without limitation, attorneys' fees, with respect to any and all activities of Sublessor carried out in connection with its access to the R&D Office.

         2. Term. The term of this Sublease (the "Term") shall commence upon the date on which this Sublease has been fully executed by Sublessor and Sublessee and the Prime Lessor has delivered the "Consent" as hereinafter defined (the "Commencement Date"), and shall, unless earlier extended as herein set forth, expire at 11:59 p.m. on September 30, 2010 (the "Expiration Date") or such earlier date upon which said term may expire, be canceled or be terminated pursuant to any of the terms or provisions of the Prime Lease, this Sublease or applicable law.

         3. Appurtenant and Reserved Rights. Sublessee shall have, as rights appurtenant to the Subleased Premises, the non-exclusive right in common with others in the Building to use the common areas of the land and the Building, as and to the extent Sublessor is permitted to use the same under the Prime Lease, except that as to parking, Sublessee shall only have the non-exclusive right in common with others to use four (4) parking spaces per each even 1,000 square feet of the Subleased Premises. Sublessor for itself, its successors and assigns and the Prime Lessor, reserves the right for such parties and their designees to pass and repass through the Subleased Premises to access the utility area and any utility service distribution network located in the Subleased Premises that services the Premises for the testing, repair, maintenance and replacement of utilities and provision of utilities and services therefrom; provided, however, that access to the utility area and any utility service distribution network,
(i) may only occur during regular business hours with prior notice, except in the event of an emergency and (ii) shall be subject to the reasonable rules and regulations of Sublessee (including, without limitation, any security and identification requirements). Sublessor for itself, its successors and assigns and the Prime Lessor, also reserves the right for such parties and for other sublessees and users of the Premises to pass and repass along the central corridor to and to use the freight elevator and the restrooms in the locations shown as the "Central Corridor Area" on EXHIBIT C attached hereto; provided, however, that such access to the Central Corridor, (i) may occur twenty four hours a day, seven days a week and (ii) shall be subject to the reasonable rules and regulations of Sublessee (including, without limitation, any security and identification requirements).

4. Base Rent. Sublessee shall pay to Sublessor the following amounts annually as base rent (the "Base Rent"):

         ---------------------------------------------------------- ---------------------------
         Dates                                                         Base Rent
         ---------------------------------------------------------- ---------------------------
         Commencement Date until September 8, 2006 (the end of         $ 483,500.16 per
         year the 8th lease year under the Prime Lease)
         ---------------------------------------------------------- ---------------------------
         From September 9, 2006 (the beginning of the 9th lease        $ 515,198.16 per year
         year) until Expiration Date
         ---------------------------------------------------------- ---------------------------

         In addition, Sublessee shall pay as additional rent hereunder ("Additional Rent") Sublessee's Share (as hereinafter defined) of amounts from time to time payable by Sublessor as "Tenant" as Additional Rent under the Prime Lease, including without limitation amounts for Real Estate Tax Escalation, Operating Cost Escalation and Park Common Expenses, in each case as defined in the Prime Lease. "Sublessee's Share" is 51.52% of what Sublessor is obligated to pay for such costs. Because Sublessor pays 35.22% of such costs ("Tenant's Proportionate Share" in the Prime Lease), Sublessee is required to pay 18.15% of the total of such costs under the Prime Lease. In addition, either
(a) Sublessee shall pay as Additional Rent an allocation of amounts due for payment for electricity, water, gas, HVAC and other utility charges with respect to the Subleased Premises as equitably determined by Sublessor and Sublessee or
(b) at Sublessor's election, the Subleased Premises shall be separately metered at Sublessor's sole cost and expense and Sublessee shall pay all utility charges directly to the utility providers.

         Base Rent shall be due and payable in equal monthly installments in advance on the date that is five (5) days before the first day of each calendar month without demand, deduction, offset or abatement, at the address of Sublessor, or at such other place as Sublessor may designate. Base Rent shall be pro rated for any partial month. Sublessee shall pay monthly estimates of Operating Cost Escalation. Real Estate Tax Escalation and Park Common Expenses, as applicable from time to time, on the date that is five days prior to the first day of each calendar month. Sublessee shall pay all other Additional Rent to Sublessor not less than five (5) business days after demand from Sublessor.

         5. Permitted Uses. Sublessee shall use the Subleased Premises only for the uses permitted by the Prime Lease. Without limiting any other term or provision hereof, Sublessee shall not do, suffer or permit anything to be done in or upon the Subleased Premises except in accordance with and as permitted by the Prime Lease and applicable law. Sublessor shall from time to time upon Sublessee's request notify Prime Lessor of substances to add to Exhibit "O" to the Prime Lease that Sublessee has notified Sublessor are to be used in the ordinary course of Sublessee's business at the Premises.

         6. Condition of Subleased Premises. Sublessee acknowledges that it has inspected the Subleased Premises and agrees to accept the Subleased Premises in their present "as is" condition without representation or warranty of any kind by Sublessor, provided, however, that Sublessor represents and warrants that to its knowledge, the Subleased Premises are, as of the date of this Sublease, in the condition required by the Prime Lease in all material respects. Sublessee shall not in any way make any alterations, additions or improvements to the Subleased Premises without having first secured the written permission of Sublessor and Prime Lessor. Any work shall be done in accordance with the plans and specifications submitted to and approved by Sublessor and Prime Lessor.

         Any alterations, additions or improvements made by Sublessee to the Subleased Premises shall be done at Sublessee's sole cost and expense in a good and workmanlike manner using new materials of first-class quality consistent with the style and finish of the Subleased Premises. Sublessee shall secure all necessary permits in advance of commencement of any work and shall keep the Subleased Premises free of any mechanics' or other liens and shall hold Sublessor and Prime Lessor harmless from any loss, cost or damage arising out of any work done by Sublessee or its agents or contractors. All contractors working for Sublessee in the Subleased Premises shall be properly insured and shall provide certificates of insurance naming Sublessor and Prime Lessor as additional named insureds prior to commencement of any work. Sublessee, at the expiration of the Term or earlier termination of this Sublease, shall deliver the

Subleased Premises to Sublessor in the same condition as they were at the time of the commencement of this Sublease, reasonable wear and tear only excepted, and including removing any remaining alterations made by Sublessee if so requested by Prime Lessor or Sublessor, and otherwise in the condition required by the Prime Lease, and Sublessee shall remove all personal goods and effects of Sublessee leaving the Subleased Premises neat, clean and in first-class rentable condition. Sublessee shall be solely responsible for its own personal property.

         Notwithstanding the foregoing, each of Sublessor and Sublessee, soley as between themselves and their respective permitted sucessors and assigns (expressly excluding the Prime Lessor who shall in no way be bound hereby including in the event of any attornment of Sublessee under this Sublease directly to the Prime Lessor), hereby agree that in the event the costs of restoring the Subleased Premises at the expiration or termination of this Sublease (the "Restoration Costs") exceeds $210,000 (the "Threshold Amount") and
(1) such expiration is at the contemplated expiration of the Term on September 30, 2010 then Sublessor shall pay or otherwise reimburse Sublessee for any Restoration Costs in excess of the Threshold Amount provided that Sublessor shall have sole control over and resolve with the Prime Lessor any issues relating to what items must be removed and/or restored; (2) any termination is as a result of a default under the Prime Lease caused by Sublessor for which Sublessee is not responsible and Sublessee is not allowed to holdover in the Subleased Premises for the balance of the Term by the Prime Lessor then Sublessor shall pay or otherwise reimburse Sublessee for all Restoration Costs whether or not the amount of such costs exceeds the Threshold Amount) provided that Sublessor shall have sole control over and resolve with the Prime Lessor any issues relating to what items must be removed and/or restored; and (3) any termination is as a result of a default under the Prime Lease caused by Sublessor for which Sublessee is not responsible and Sublessee is allowed to holdover in the Subleased Premises for the balance of the Term by the Prime Lessor then Sublessor shall pay or otherwise reimburse Sublessee for seventy percent (75%) of any such costs in excess of the Threshold Amount. Payment by Sublessor to Sublessee pursuant to this provision shall be made within sixty
(60) days of Sublessor's receipt of written invoice for payment from Sublessee, accompanied by all reasonable support documention evidencing the amounts owed.

         7. Insurance; Indemnification. Sublessee shall maintain during the Term hereof liability, property damage and other insurance in such amounts and coverages and in such form as are required of Sublessor under the terms of the Prime Lease. All such insurance shall specifically name Prime Lessor and Sublessor (together with any other party or parties as required under the terms of the Prime Lease) as additional insureds thereunder. Such insurance shall not be subject to cancellation, termination or change with respect to Prime Lessor, Sublessor or such other parties without thirty (30) days' prior written notice. A duplicate original of the policy, a binder evidencing coverage thereof or a certificate of such insurance shall be delivered to each of Prime Lessor and Sublessor.

         Sublessee agrees to protect, defend (with counsel approved by Prime Lessor and Sublessor), indemnify and hold Sublessor and Prime Lessor harmless from and against any and all claims, losses and liabilities (other than claims and liabilities arising from any negligence or willful misconduct of Sublessor or its agents or employees in or about the Subleased Premises), arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Subleased Premises during the Term hereof; (ii) from any condition arising, and any injury to or death of persons, damage to property or other event occurring or resulting from an occurrence in or about the Subleased Premises during the Term hereof; and (iii) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease or from any negligent act or omission on the part of Sublessee or any of its agents, employees, licensees, invitees or assignees. Sublessee further agrees to indemnify Sublessor and Prime Lessor from and against any and all damages, liabilities, costs and expenses, including reasonable attorneys' fees, incurred in connection with any such indemnified claim or any action or proceeding brought in connection therewith. Notwithstanding anything in this Sublease to the contrary (including, without limitation, Sections 7, 9 and 11), Sublessor agrees that it will not seek to recover consequential damages from Sublessee under this Sublease unless and then limited to the extent a third party is seeking to recover consequential damages from Sublessor and Sublessor will not enforce any judgment for such consequential damages it obtains against Sublessee except to the extent necessary to pay consequential damages owed to a third party.

         8. No Assignment or Subletting. Sublessee shall have no right to assign this Sublease or to sublease the Subleased Premises or any part thereof without, in each case, Sublessor's and Prime Lessor's prior written consent. For the purposes of this Sublease the word "assign" shall be defined to include any direct or indirect change in control of the Sublessee. Sublessor's consent to an assignment of this Sublease or to a subletting of all or a portion of the Subleased Premises shall not be deemed a waiver of Sublessor's consent to any further assignment of this Sublease or subletting of all or a portion of the Subleased Premises by Sublessee. Notwithstanding any assignment or subsublease of this Sublease (whether or not permitted hereunder), Sublessee shall remain fully liable for (and is not relieved or released from) all obligations of Sublessee under this Sublease.

         9. Primacy and Incorporation of Prime Lease. This Sublease is subject and subordinate to the Prime Lease and Sublessor purports hereby to convey, and Sublessee takes hereby, no greater rights hereunder than those accorded to or taken by Sublessor as tenant under the terms of the Prime Lease. Except as may be inconsistent with the other provisions hereof, all of the terms and provisions in the Prime Lease are incorporated herein by reference as if set forth herein in full and shall be applicable to this Sublease with the same force and effect as if Sublessor were the landlord under the Prime Lease and Sublessee were the tenant thereunder. Sublessee and Sublessor agree from and after the date hereof to comply fully with all such terms, conditions and obligations of the Prime Lease applicable to the Subleased Premises. Except as otherwise provided herein, Sublessee covenants with Sublessor to fully and faithfully perform all of Sublessor's obligations, covenants and conditions under the Prime Lease to be paid, performed and observed with respect to the Subleased Premises from and after the commencement of the Term hereof and to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor harmless from all acts or failures to act on the part of Sublessee during the Term hereof. Except as otherwise provided herein, this Sublease shall in all respects be subject to the Prime Lease and if the Prime Lease shall terminate during the Term hereof, this Sublease, subject to the rights of the Prime Lessor under the Consent referred to in Section 17 below, shall terminate upon such termination date with the same force and effect as if such termination date had been set forth herein as the date of termination hereof. Sublessor represents, to the best of its knowledge, that as of the date hereof, no default has occurred under the Prime Lease giving rise then, or in the future, to the right of Prime Lessor to terminate the Prime Lease. Notwithstanding anything else to the contrary contained herein, the following Sections, Exhibits and Definitions of the Prime Lease are not incorporated herein by reference and are not applicable to this Sublease: (a)
Section 2.3(c) (re-measurements), Section 3 (Commencement Date; Improvements) (exclusive of Section 3.7(b) (installations), Section 3.8 (general provisions) and the last sentence of Section 3.10 (Changes in Building or Lot), each of which Sections 3.7(b) and 3.8 and the last sentence of Section 3.10 are incorporated into this Sublease), the first sentence of Section 8.3 (Electricity, Water and Gas), Section 8.7 (Representations), Section 9.13 (Assignment and Subletting) (exclusive of Section 9.13(b), which Section 9.13(b) is incorporated into this Sublease),13.6 (Brokerage), 13.8 (Security Deposit) and 13.12 (Landlord's Holdover Contribution); (b) Exhibit D (Building Construction Work), Exhibit E (Tenant's Plans and Specifications), Exhibit G (Option to Extend, Right of First Offer), and Exhibit J (Plan of First Offer Space); (c) the definitions "Landlord's Construction Representative", "Tenant's Construction Representative", "Anticipated Term Commencement Date, "Commencement Date", "Landlord's Holdover Contribution" and "Tenant's Access Date" in Section 1; and (d) such other definitions in Section 1 and such other terms of the Prime Lease as are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease. Provided Sublessee is not in default under this Sublease beyond applicable periods of notice and grace, Sublessor covenants and agrees not to voluntarily cancel or surrender the Prime Lease, except for a termination expressly permitted thereunder as a result of casualty or condemnation. Notwithstanding the foregoing, the provisions of Section 12.2 of the Prime Lease are incorporated herein by reference as if set forth herein in full and shall be applicable to this Sublease as provided above, except that Sublessee shall not be entitled to receive a recognition or non-disturbance agreement from any mortgagee or lessor.

         10. Certain Services and Rights. Except to the extent otherwise expressly provided herein, the only services or rights to which the Sublessee is entitled hereunder, including without limitation rights relating to the repair, maintenance and restoration of the Subleased Premises, are those services and rights to which Sublessor is entitled under the Prime Lease. Sublessor shall reasonably cooperate with Sublessee in obtaining such services and rights from the Prime Lessor. Sublessee acknowledges and agrees that Sublessor shall have no obligation to furnish any services whatsoever to Sublessee, except as expressly provided in this Sublease, any such obligation being that of the Prime Lessor under the Prime Lease and that the sole obligation of Sublessor hereunder with respect to such services is to use reasonable efforts in cooperation with Sublessee to attempt to cause Prime Lessor to perform its responsibility thereunder.

         11. Compliance with Prime Lease. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and Sublessee shall protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor harmless from and against any and all claims, liability, loss, damage and expense (including reasonable attorneys' fees) of any kind whatsoever by reason of any action or inaction on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited. Provided Sublessee complies with the terms of this Sublease, Sublessor shall not do anything, and Sublessor shall make reasonable efforts not to permit anything to be done by third parties (including, without limitation, by any other assignee or Sublessee of Sublessor), which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and, provided Sublessee complies with the terms of this Sublease, Sublessor shall protect, defend (with counsel reasonably approved by Sublessee), indemnify and hold Sublessee harmless from and against any and all claims, liability, loss, damage and expense (including reasonable attorneys' fees) of any kind whatsoever by reason of any action or inaction on the part of Sublessor (and/or by any other assignee or Sublessee of Sublessor to the extent Sublessor has not made reasonable efforts as provided above) by reason of which the Prime Lease may be terminated or forfeited. Sublessee and Sublessor each hereby covenants and agrees that it will not do or omit to do anything which would constitute a default under the provisions of the Prime Lease (provided in the case of Sublessor, Sublease has complied with the terms of this Sublease) or omit to do anything which it is obligated to do under the terms of this Sublease, which would constitute a default under the Prime Lease.

         12. Default. In the event that Sublessee shall default in any of its obligations hereunder, including any default of the nature described in the Prime Lease, Sublessor shall have available to it all of the rights and remedies available to Prime Lessor under the Prime Lease as though Sublessor were the landlord thereunder and Sublessee the tenant thereunder. Notwithstanding anything to the contrary contained herein, Sublessee shall be in default of this Sublease if: (a) Sublessee shall fail to pay Base Rent, Additional Rent or other charges hereunder when due and such failure shall continue for five (5) days after receiving notice from Sublessor, or (b) Sublessee shall fail to perform or observe any covenant contained herein or in the Prime Lease on Sublessee's part to be performed or observed and such failure shall continue for the period after receiving notice from Sublessor that is equal to five (5) days less than the required notice period for such failure under Section 11 of the Prime Lease. Sublessee further agrees to reimburse Sublessor for all costs and expenses, including reasonable attorney's fees, incurred by Sublessor in asserting its rights hereunder against Sublessee or any other party.

         13. Brokerage. Sublessee represents that it has not dealt with any broker in connection with this Sublease. Sublessee shall protect, defend (with counsel approved by Sublessor), indemnify and hold Sublessor harmless from and against all claims for brokerage or commission on account of this Sublease arising out of dealings by Sublessee with any broker.

         14. Notices. All notices or other communications hereunder shall be in writing and shall be delivered by hand, or by telecopy or other facsimile transmissions (followed with a "hard" copy sent by national prepaid overnight delivery service) or sent by generally recognized over-night courier or by United States registered or certified mail, postage prepaid, addressed to each party at the address first set forth above or at such other address as either party shall hereafter designate by notice to the other. Sublessee shall also deliver a copy of any notice required to be delivered by Sublessee to Sublessor hereunder to Sublessor's attorney: Walter R. McCabe III, Ropes & Gray. One International Place, Boston, MA 02110-2624.

Notices shall be deemed given when delivered, or if mailed, on the day deposited in the mail as herein provided. Sublessor shall also deliver a copy of any notice required to be delivered by Sublessor to Sublessee to VIRBAC S.A., 1 ere Avenue-2065 m L.I.D.-06516 Carros France, Attention: General Counsel.

         15. Security Deposit. On the date of execution of this Sublease by Sublessee, Sublessee shall post with Sublessor (and maintain at all times during the Term hereof) a Security Deposit in the amount of $ 77,914.02 which shall be held as security for Sublessee's performance hereunder. Notwithstanding any provisions to the contrary contained within this Sublease, in the event of the occurrence of a default by Sublessee under the Prime Lease or this Sublease, Sublessor may use said Security Deposit to the extent necessary to cure such default. Upon the use of all or any part of the Security Deposit to cure any default by Sublessee, Sublessee shall forthwith deposit with Sublessor the amount of Security Deposit so used, and failure to do so shall be deemed a default hereunder. Sublessee understands that its potential liability under this Sublease is not limited to the amount of the Security Deposit. Use of said Security Deposit by Sublessor shall not constitute a waiver, but is in addition to other remedies to Sublessor under this Sublease and under law. Such amount held as a Security Deposit shall bear no interest. If the Sublessee has fulfilled all of its obligations under this Sublease, any remaining balance of said Security Deposit shall be returned to Sublessee within thirty (30) days of the expiration of the Term of this Sublease.

         16. Miscellaneous. This Sublease may be executed in one or more counterparts which together shall constitute one instrument. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The captions to the paragraphs hereof are for convenience of reference only and are not intended to affect the meaning of the provisions of this Sublease. This Sublease is to be construed as a Massachusetts' contract, is to take effect as a sealed instrument, supersedes all prior communications between the parties hereto, sets forth the entire agreement and understanding between the parties and may be canceled, modified, or amended only by a written instrument executed by both Sublessor and Sublessee. Terms used herein and not defined shall have the meaning set forth in the Prime Lease.

         17. Consent of Prime Lessor. This Sublease is subject to the prior approval and consent of Prime Lessor, which Sublessor agrees to use commercially reasonable efforts to obtain. This Sublease shall not become effective unless and until a written consent to this Sublease is executed and delivered by the Prime Lessor.

         18. Utilities. In the event that Sublessor does not provide utility services to GTC Biotherapeutics, Inc. ("GTC") pursuant to the terms of the Sublease dated July 16, 2002 by and between GTC and Sublessor, as amended by First Amendment to Sublease dated of even date herewith (as so amended, the "GTC Sublease"), or in the event that Sublessee enters into or is deemed to have entered into a direct lease with Prime Lessor, Sublessee will (i) maintain the utility systems that service GTC's premises under the GTC Sublease and (ii) supply to GTC the utility services that Sublessor is required to supply to GTC, in each case in accordance with Sublessor's obligations to GTC under the GTC Sublease.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as a sealed instrument as of the date first written above.


                          Sublessor

                          ANTIGENICS INC., a Massachusetts corporation and a wholly owned subsidiary of Antigenics Inc., a Delaware corporation

                          By: /s/ Deanna M. Petersen
                              -----------------------------------------------
                              Name: Deanna M. Petersen
                              Title: Vice President, Business Development

                          Sublessee

                          PP MAnufacturing Corporation, a Delaware corporation

                          By: /s/ Pierre PAGES
                              -----------------------------------------------
                              Name: Pierre PAGES
                              Title: President

                                 Lease Guaranty

The undersigned, Virbac, S.A., a French corporation (the "Guarantor") of which Sublessee is a wholly owned subsidiary, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and as a duly authorized corporate action hereby unconditionally guarantees to Antigenics Inc., as sublandlord (the "Sublessor"), under a Sublease dated as of March 16, 2004 to which this Guaranty is attached (as from time to time amended and in effect, the "Sublease") with PPM Manufacturing Corporation, as Sublessee (the "Sublessee"):
(i) the full and prompt payment when due and at all times thereafter of each and all payments of rent, additional rent and each and all other payments required to be made by the Sublessee under the terms of the Sublease (whether to the Sublessor or to such other payee as may be specified in the Sublease); and (ii) the full and prompt performance and observance by the Sublessee of each and all of the covenants and agreements of the Sublessee under the terms of the Sublease. All payments by the Guarantor shall be paid in lawful money of the United States of America.

         The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional and shall remain in full force and effect until the Sublessee shall have fully and satisfactorily discharged all of its obligations to the Sublessor under the Sublease irrespective of (a) the genuineness, validity, regularity or enforceability of the Sublease or any assignment, subsublease or termination thereof; or (b) any compromise, settlement, release, renewal, extension, indulgence, change in or waiver or modification of any of the obligations and liabilities of the Sublessee under the Sublease or the release or discharge of the Sublessee from the performance or observance of any agreement, covenant, term or condition contained in the Sublease by operation of law or otherwise; or (c) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Sublessee or any of its assets, or the disaffirmance of the Sublease in any such proceeding.

         The Sublessor, at its sole election, shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting its remedies against the Sublessee, and without resorting to any other security held by the Sublessor. The Guarantor shall also be liable to the Sublessor for the expense of enforcement of and collection on this Guaranty including reasonable attorneys' fees.

         This Guaranty and every part hereof shall be binding upon the Guarantor and its successors and assigns, shall inure to the benefit of the Sublessor and its successors and assigns and also the Prime Lessor under the Sublease, and may not be modified or amended without the prior written consent of the Sublessor. If the Prime Lessor makes an Election under the Consent (as defined in the Sublease), then the obligations hereunder shall also include all obligations under the Sublease as amended by the Consent. The terms of this Guaranty may be enforced as to any one or more breaches of the Sublease either separately or cumulatively.

         The Guarantor does hereby represent and warrant that:

         (1) It has power to enter into this Guaranty and has duly executed and delivered this Guaranty; and neither this Guaranty, the execution and delivery thereof nor the agreements herein contained are prevented or limited by, contravene, or constitute a default under, any agreement, instrument or indenture to which the Guarantor is a party or by which it is bound or any other requirement of law; and

         (2) The Guarantor is an affiliate of Sublessee and the assumption by the Guarantor of its obligations hereunder will result in a financial benefit to the Guarantor.

         The Guarantor hereby waives notice of acceptance hereof and of all notices and demands of any kind, including without limitation any and all demands of payment on, and notice of nonpayment, protest and dishonor with respect to the Sublease. The Guarantor further waives notice and hereby consents to any amendments of the Sublease and the same shall in no way impair the undersigned's liability hereunder. Nothing shall discharge or satisfy the undersigned's liability hereunder expect the full performance and payment of the obligations guaranteed hereunder. This instrument is a continuing Guaranty and shall continue in full force and effect and shall not be terminable so long as the obligations guaranteed hereby, or any modifications, supplements or amendments thereto shall remain in force and effect.

          Agreed under seal March 16, 2004.

                                            VIRBAC, S.A., a French corporation

                                            By: /s/ Pierre Pages
                                               _______________________________
                                               Name: Pierre Pages
                                               Title: Director General